Exhibit 23.1.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Evergy, Inc. of our report dated February 21, 2018, relating to the consolidated financial statements of Great Plains Energy Incorporated and subsidiaries appearing in the Current Report on Form 8-K/A of Evergy, Inc. filed on August 8, 2018, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Kansas City, Missouri

November 5, 2018